UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2025

OPTEX SYSTEMS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41644	90-0609531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Presidential Drive, Richardson, TX	75081-2439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 644-0722

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	OPXS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On December 4, 2025, Danny Schoening notified Optex Systems Holdings, Inc. (the “Company”) that he intends to resign, effective as of December 20, 2025 (the “Effective Date”), from the position of Chief Executive Officer of the Company. Mr. Schoening will remain on the Board of Directors of the Company (the “Board”), will continue to serve in the position of Chairman of the Board, and will continue to serve as the Company’s facilities security officer.

In connection with his resignation, the Board on December 5, 2025 approved the following annual director compensation for Mr. Schoening effective January 1, 2026: (a) $44,000 in cash and (b) $66,000 in restricted stock granted as of December 5, 2025 under the Company’s 2023 Equity Incentive Plan, with 100% vesting on January 1, 2027, the share price calculated on the basis of the 10-day (immediately preceding and including the date of grant) VWAP, and the number of shares rounded up to the nearest 100 shares.

Appointment of Chief Executive Officer

On December 5, 2025, the Board appointed Chad George, the Company’s President, to assume the additional role of Chief Executive Officer to fill the vacancy left by Mr. Schoening, effective as of the Effective Date.

Mr. George, 48, has served as President of the Company since August 11, 2025. Previously, he spent 20 years in senior operations and supply chain roles in the defense sector. Between January 2022 and August 2025, he served as Vice President of Operations and Supply Chain at Leonardo DRS, where he played a key role in streamlining production processes and enhancing strategic sourcing capabilities. He also worked as Factory Manager and Operations Leader at Raytheon from April 2009 through March 2021. He holds a Bachelor’s Degree in Industrial Engineering from Oklahoma State University and a Master of Business Administration from the University of Texas at Dallas.

In connection with the appointment, the Company entered into a new employment agreement with Mr. George as of the Effective Date (the “New Employment Agreement”). Pursuant to the agreement, Mr. George will serve as the Company’s President and Chief Executive Officer through December 31, 2028. Thereafter, the term of the agreement will automatically extend for successive additional 12-month periods unless Mr. George or the Company provides written notice of termination at least 90 days prior to the end of the term then in effect.

Mr. George’s initial annual base salary under the new agreement is $300,000, which may be increased by the Compensation Committee and/or by the Board in their sole discretion but may not be decreased without Mr. George’s consent. Mr. George’s base salary will increase at 3.5% annually in accordance with the then-current Company policy. Mr. George will be eligible for a performance bonus based upon a one-year operating plan adopted by the Company’s Board. The bonus will be based on financial and/or operating metrics decided annually by the Board or the Compensation Committee and tied to such one-year plan. The target bonus will equate to 30% of Mr. George’s base salary. The Board will have discretion in good faith to alter the performance bonus upward or downward by 20%. Mr. George is entitled to 200 hours paid vacation and paid time off (PTO) each year and all other benefits accorded to our other senior executives.

The employment agreement may be terminated by either party upon written notice. Other events of termination consist of: (i) death or permanent disability of Mr. George; (ii) termination by the Company for cause (including in connection with the conviction of a felony, commission of fraudulent, illegal or dishonest acts, certain willful misconduct or gross negligence, continued failure to perform material duties or cure material breach after written notice, violation of securities laws and material breach of the employment agreement), (iii) termination by the Company without cause and (iv) termination by Mr. George for good reason (including continued breach by the Company of its material obligations under the agreement after written notice, the requirement for Mr. George to move more than 100 miles away for his employment without consent, and merger or consolidation that results in more than 66% of the combined voting power of the Company’s then outstanding securities or those of its successor changing ownership or the sale of all or substantially all of its assets, without the surviving entity assuming the obligations under the agreement). For a termination by the Company for cause or upon death or permanent disability of Mr. George, Mr. George will be paid accrued and unpaid salary and any bonus earned through the date of termination. For a termination by the Company without cause or by Mr. George with good reason, Mr. George will also be paid six months’ base salary in effect.

The foregoing description of the employment agreement is only a summary, does not purport to be complete, and is qualified in its entirety by the terms of the agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Increase in Board Size and Election of New Director

Concurrently with Mr. George’s appointment as Chief Executive Officer, the Board elected Mr. George to serve as a director of the Board, effective as of the Effective Date, until the Company’s 2026 annual meeting of shareholders and until his successor has been elected and qualified. In connection with Mr. George’s election as a director of the Board, the Board increased the total number of Board seats from four to five.

The New Employment Agreement requires Mr. George to fulfill his duties as a director without additional compensation.

On December 8, 2025, the Company issued a press release announcing the foregoing matters. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description
10.1	Employment Agreement of Chad George, effective December 20, 2025
99.1	Press Release, dated December 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Optex Systems Holdings, Inc.
(Registrant)

By:	/s/ Karen Hawkins
Karen Hawkins
Title:	Chief Financial Officer

Date: December 8, 2025